Exhibit 99.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted under Section 906 of the Sarbanes--Oxley Act of 2002

        In connection with the Quarterly Report of Magic Lantern Group, Inc., formerly named JKC Group, Inc. (the "Company"), on Form 10--Q for the period ended March 31, 2003, as filed with the Securities Exchange Commission on the date hereof (the "Report"), the undersigned, Harvey Gordon, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted under Section 906 of the Sarbanes--Oxley Act of 2002, that:

        1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the periods reported therein.

/s/ Harvey Gordon

Harvey Gordon
Chief Executive Officer
May 20, 2003

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.